Exhibit 10(f)

                                                                January 2, 1997


Mr. Charles K. Meunier
Vice President Operations
Valley Resources, Inc.
1595 Mendon Road
Cumberland, RI  02864

Dear Mr. Meunier:

     Valley Resources, Inc. (which, together with its subsidiaries, is hereinafter called "the Company") considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. In connection, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a change in control may exist that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders.

     The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company.

     In order to induce you to remain in the employ of the Company and in consideration of your agreeing to remain in the employ of the Company subject to the terms and conditions set forth below, this letter agreement sets forth the severance benefits which the Company agrees will


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be provided to you in the event your  employment  with the Company is terminated subsequent to a "change in control of the Company" (as defined in Section 2 hereof) under the circumstances described below.

     1. Term of Agreement. This Agreement shall commence on January 1, 1997 and shall continue in effect through December 31, 1997; provided, however, that commencing on January 1, 1998 and each January 1 thereafter, the term of this Agreement shall automatically be extended for one (1) additional year unless, not later than August 31 of the preceding year, the Company shall have given notice that it does not wish to extend this Agreement; provided, further, that notwithstanding any such notice by the Company not to extend, if a change in control of the Company shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of twenty-four (24) months from the occurrence of such change in control. Notwithstanding the foregoing, the Company may terminate your employment at any time, whether before or after a change in control, subject to providing such benefits as shall be hereinafter specified.

     2. Change in Control. (i) No benefits shall be payable hereunder unless there shall have been a change in control of the Company, as set forth below and your employment by the Company shall thereafter have been terminated in accordance with Section 3 below. For purposes of this Agreement, a "change in control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (a)

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any "person"  (as such term is used in Sections  13(d) and 14(d) of the Exchange
Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (b) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (c) the business or businesses of the Company for which your services are principally performed are disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary) of the Company, or otherwise.

     (ii) For purposes of this Agreement, a "potential change in control of the Company" shall be deemed to have occurred if (A) the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control of the Company, (B) any person publicly announces (including an announcement by the Company) an intention to take actions which if consummated would constitute a change in control of the Company; (C) any person publicly announces (including an announcement by the Company) that it has become the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company's then outstanding securities; or (D) the Board adopts a

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

resolution to the effect that, for purposes of this Agreement, a potential change in control of the Company has occurred. You agree that, subject to the terms and conditions of this Agreement, in the event of a potential change in control of the Company, you will remain in the employ of the Company for a period of six (6) months from the occurrence of such potential change in control of the Company.

     3. Termination Following Change in Control. If any of the events described in Subsection 2(i) hereof constituting a change in control of the Company shall have occurred, you shall be entitled to the benefits provided in Subsection 4
(iii) hereof upon the subsequent termination of your employment during the term of this Agreement unless such termination is (A) because of your death, Retirement or Disability, (B) by the Company for Cause or (C) by you other than for Good Reason.

               (i) Disability; Retirement. If, as a result of your incapacity due to physical or mental illness, you shall have been absent from the full-time performance of your duties with the Company for six (6) consecutive months, your employment may be terminated for "Disability." Termination of your employment based on "Retirement" shall mean termination in accordance with the Company's retirement policy generally applicable to its salaried employees or in accordance with any retirement arrangement established with your consent with respect to you.

               (ii) Cause. Termination by the Company of your employment for "Cause" shall mean termination upon (A) the willful and continued failure by you to substantially perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure after

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

          the occurrence of circumstances giving rise to a Notice of Termination by you for Good Reason) after a written demand for substantial performance is delivered to you by the Board, which demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties, or (B) the willful engaging by you in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Subsection, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of conduct set forth above in clauses (A) or (B) of the first sentence of this Subsection and specifying the particulars thereof in detail.

               (iii) Good Reason. You shall be entitled to terminate your employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without your express written consent, any of the following:

                    (A) the  assignment to you of any duties  inconsistent  with your status as Vice President of Operations or a substantial alteration in the nature or

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

               status of your responsibilities from those in effect immediately prior to a change in control of the Company;

                    (B) a reduction by the Company in your annual base salary as in effect on the date of the occurrence of a change in control of the Company or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all executives of the Company and all executives of any person in control of the Company; or the failure of the Company to grant increases in salary in accordance with the Company's regular practices;

                    (C) the  relocation  of the  Company's  principal  executive offices to a location more than twenty-five (25) miles from your present office location or the Company's requiring you to be based anywhere other than the Company's principal executive offices except for required travel on the Company's business to an extent substantially consistent with your present business travel obligations;

                    (D) the  failure by the  Company to  continue  in effect any compensation plan in which you participate, or any plan adopted prior to the change in control of the Company, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan in connection with the change in control of the Company, or the failure by the Company to continue your participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of your participation relative to


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

               other participants, as existed at the time of the change in control;

                    (E) the  failure by the  Company to  continue to provide you with benefits substantially similar to those enjoyed by you under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which you were participating at the time of a change in control of the Company, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive you of any material fringe benefit enjoyed by you at the time of the change in control of the Company, or the failure by the Company to provide you with the number of paid vacation days to which you are entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the change in control;

                    (F) the failure by the Company  without  your consent to pay to you any portion of your current compensation or to pay to you any installment of deferred compensation at the time such installment is due under any deferred compensation program of the Company;

                    (G) the  failure  of the  Company  to obtain a  satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 5 hereof; or

                    (H) any purported  termination of your  employment  which is not effected pursuant to a Notice of Termination satisfying the requirements of

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

               Subsection (iv) below (and, if applicable, the requirements of Subsection (ii) above); for purposes of this Agreement, no such purported termination shall be effective.

     In addition to your right to terminate for Good Reason as stated above, and not in substitution therefor, you shall have the option at your discretion to terminate your employment at any time within fifteen (15) months after the later of (a) a change in control of the Company or (b) the expiration of the six (6) months period during which you agree to remain in the employ of the Company under paragraph 2(ii) of this Agreement. Such termination shall be conclusively deemed to be a termination for good Reason, but shall not affect your right to terminate for Good Reason under any of the provisions of subsection (iii) above.

     Your right to terminate your employment pursuant to this Subsection shall not be affected by your incapacity due to physical or mental illness.

          (iv) Notice of Termination. Any purported termination by the Company or by you shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 6 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

          (v) Date of Termination, Etc. "Date of Termination" shall mean (A) if your employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that you have not returned to the full-time performance of your duties

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

     during such period) (B) if your employment is terminated pursuant to Subsection (ii) or (iii) above or for any other reason (other than Disability), the date specified in the Notice of Termination (which shall not be less than thirty (30) days, and in the case of a termination pursuant to Subsection (iii) above shall not be less than thirty (30) nor more than sixty (60) days, respectively, from the date such Notice of Termination is given); provided that if within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or the time for appeal therefrom having expired and no appeal having been perfected); provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay you your full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue you as a participant in all compensation, benefit and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Subsection. Amounts paid under this Subsection are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement except as otherwise provided in paragraph (C) of Subsection 4 (iii).

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

          4. Compensation Upon Termination. Following a change in control of the Company, as defined by Subsection 2(i), upon termination of your employment you shall be entitled to the following benefits:

               (i) If your employment shall be terminated by the Company for Cause or by you other than for Good Reason, the Company shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given plus any other amounts to which you are entitled under any compensation plan of the Company, at the time such payments are due, and the Company shall have no further obligations to you under this Agreement.

               (ii) If your employment shall be terminated by the Company or by you for Retirement, or by reason of your death or for Disability, your benefits shall be determined in accordance with the Company's retirement and insurance program then in effect.

               (iii) If your employment by the Company shall be terminated (a) by the Company other than for Cause, Retirement or Disability or (b) by you for Good Reason, then you shall be entitled to the benefits provided below:

                    (A) The Company shall pay you your full base salary  through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus any other amounts to which you are entitled under any compensation plan of the Company, at the times such payments are due;

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


                    (B) In  lieu  of any  further  salary  payments  to you  for periods subsequent to the Date of Termination, the Company shall pay as a severance payment to you, not later than the fifth day following the Date of Termination, a lump sum severance payment (the "Severance Payment") equal to 1.00 times the base salary paid to you during the twelve (12) months immediately prior to the issuance of the Notice of Termination (provided, however, that in the case of a termination at your option under that portion of Section 3 (iii) giving you an option to terminate at your discretion, the severance payment under this paragraph shall be in an amount equal to your base salary for the twelve (12) months immediately prior to the issuance of the Notice of Termination);

                    (C) For a period after such termination  equal to the period actually  used in  calculating  severance  pay  due to you  under
               Section 4(iii)(B), the Company shall provide you with life, disability, accident and health insurance benefits substantially similar to those which you are receiving immediately prior to the Notice of Termination. Benefits otherwise receivable by you pursuant to this Section 4(iii) (C) shall be reduced to the extent comparable benefits are actually received by you during such period following your termination, and any such benefits actually received by you shall be reported to the Company;

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                    (D) In addition to the retirement  benefits to which you are entitled under the Retirement Plan or any successor plan thereto, the Company shall pay you in one lump sum in cash on the fifth day following the Date of Termination, a sum equal to the actuarial equivalent of the excess of (x) the retirement pension (determined as a straight life annuity commencing at age 65) which you would have accrued under the terms of the Retirement Plan (without regard to any amendment to the Retirement Plan made subsequent to a change in control of the Company and on or prior to the Date of Termination, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if you were fully vested thereunder and had accumulated (after the Date of Termination) that number of additional months of service credit thereunder equal to the number of months for which severance pay shall be due to you under Section 4 (iii) (B) hereof, at your highest annual rate of compensation during the twelve (12) months immediately preceding the Date of Termination (but in no event shall you be deemed to have accumulated additional months of service credit after your sixty-fifth (65th) birthday), and (y) the retirement pension (determined as a straight-life annuity commencing at age 65) which you had then accrued pursuant to the provisions of the
               Retirement   Plan.   For   purposes  of  clause  (x),   the  term


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               "compensation"  shall include amounts payable pursuant to Section
               4 (iii) (B) hereof. For purposes of this Subsection, "actuarial equivalent" shall be determined using the same methods and assumptions utilized under the Retirement Plan immediately prior to the change in control of the Company;

                    (E) In the event that any payment or benefit  received or to be received by you in connection with a change in control of the Company or the termination of your employment (whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a change in control of the Company or any person affiliated with the Company or such person) (the "Total Payments") would not be deductible (in whole or in part) as a result of Section 280G of the Internal Revenue Code of 1954 as amended (the "Code"), the benefits provided under this Section 4(iii) shall be reduced or eliminated in the following order, viz., first, Subsection D; then, Subsection C; then, Subsection B; and finally, Subsection A, but only to the extent necessary so that no portion of the Total Payments is not deductible as a result of Section 280G of the Code. For purposes of this limitation (i) no portion of the Total Payments the receipt or enjoyment of which you shall have effectively waived in writing prior to the date of payment shall be taken into account,

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

               (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel selected by the Company's independent auditors and acceptable to you, does not constitute a "parachute payment" within the meaning of Section 280G of the Code, (iii) the Total Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clause (i) or clause (ii) of this paragraph) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280G of the Code, in the opinion of the tax counsel referred to in clause (ii); and
               (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G of the Code;

                    (F) The  Company  shall  also pay to you all legal  fees and expenses  incurred  by  you  as  a  result  of  such  termination
               (including all such fees and expenses, if any, incurred in contesting or disputing any such right of benefit provided by this Agreement) except to the extent that the payment of such fees and expenses would not be, or would cause any other portion of the Total Payments not to be, deductible by reason of Section 280G of the Code.

               (iv) You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall

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          the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by you as the result of employment by another employer except as expressly provided herein.

               (v) In  addition to all other  amounts  payable to you under this
          Section 4, you shall be entitled to receive all benefits payable to you under the Retirement Plan and any other plan or agreement relating to retirement benefits.

     5. Successors; Binding Agreement. (i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms as you would be entitled hereunder if you terminate your employment for Good Reason following a change in control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

     (ii) This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, assigns, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder if you

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

had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisees, legatees, or other designee or if there is no such designee, to your estate.

     6. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     7. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Rhode Island. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections.

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

     8. Validity. The invalidity or unenforceability or any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     10. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Providence, Rhode Island, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that you shall be entitled to seek specific performance of your right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

                                      Sincerely,
                                      VALLEY RESOURCES, INC.


                                      By   s/Alfred P. Degen
                                      ------------------------------------------
                                      Name:  Alfred P. Degen
                                      Title: President & Chief Executive Officer

Agreed to this 16th day
               ----
of May, 1997
   ---



s/Charles K. Meunier
--------------------
  Charles K. Meunier

                                       17